UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah		84121
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced that Richard Linder has been appointed to the Company’s Board of Directors effective March 23, 2015, to fill the vacancy created by the death in November 2014 of board member Joseph Barton.  Mr. Linder began his career in the medical device industry in 1991 with Merit Medical Systems after attending Brigham Young University and the University of Utah.  In 1996, Mr. Linder co-founded Rubicon Medical, Inc. and served as its President and Chief Executive Officer, eventually taking Rubicon public.  In 2005, Boston Scientific acquired Rubicon Medical, and Mr. Linder worked for Boston Scientific until leaving in 2006 to become President/CEO and Director of Coherex Medical, a company dedicated to the minimally invasive treatment of structural heart disease.  Mr. Linder also serves as a Director of Vital Access Corporation.

He is a co-founder and Director of CoNextions, an orthopedics company, and serves as President/CEO.  Mr. Linder is a co-founder and Chairman of the Board of  BIO-Utah, and was instrumental in bringing together the life science industry in Utah.  He also founded the MD4 (Medical Devices, Diagnostics, and Drug Delivery) annual life science meeting for Utah.

Mr. Linder holds numerous U.S. and international issued patents and pending patent applications for medical technologies in the treatment of coronary artery disease, peripheral vascular interventions, neuro-interventional radiology, structural heart disease, heart failure, percutaneous ventricular assist devices, soft tissue tendon repair and tendon to bone fixation and tenodesis.

Mr. Linder will serve the remainder of Mr. Barton’s term, until the next annual meeting of the shareholders, when he will be included on the slate for re-election to the Board of Directors.

With the appointment of Mr. Linder to the Board of Directors, the Company regained compliance with Listing Rules 5605(b)(1) and 5605(c)(2) of the Nasdaq Stock Market.  On November 13, 2014, the Registrant received a notice from Nasdaq Listing Qualifications confirming that the Registrant no longer complied with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605.  Due to the passing of Mr. Barton, the Board of Directors of the Company no longer had a majority of independent directors.  The Board of Directors has determined that Mr. Linder is independent under applicable rules of the Nasdaq Stock Market and that his appointment means that the Board of Directors of the Company now includes a majority of independent directors as required by Nasdaq.

Item 9.01 Financial Statements and Exhibits

A copy of the press release of the Company announcing the appointment of a new independent director to fill the vacancy created by the passing of its director, Joseph H. Barton, is furnished as an exhibit to this Current Report on Form 8-K.

99.1	Press Release dated March 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chairman and President

Date:  March 27, 2015.